Exhibit 99.12

           (Text of graph posted to Ashland Inc.'s website concerning APAC's monthly revenue and twelve month rolling average revenue)


                       APAC Monthly Revenue ($, millions)



                     2000       2001        2002        2003
                     ----       ----        ----        ----

January               133         88         113          99
February              134        151         161         126
March                 165        145         150         148
April                 237        206         216         195
May                   236        306         289         262
June                  229        234         251
July                  269        241         231
August                256        324         314
September             242        309         246
October               293        313         259
November              174        216         179
December              153        152         121




              APAC 12 Month Rolling Average ($, millions)


                     2000       2001        2002        2003
                     ----       ----        ----        ----

January               159        206         226         210
February              163        208         227         207
March                 169        206         227         207
April                 177        203         228         205
May                   182        209         226         203
June                  189        210         228
July                  199        207         227
August                202        213         226
September             209        219         221
October               216        220         216
November              217        224         213
December              210        224         211